SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of March 29, 2020, by and between Redfin Corporation, a Delaware corporation (the “Company”), and Durable Capital Master Fund LP, a limited partnership organized under the laws of the Cayman Islands (the “Buyer”).

RECITALS

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act, the Company desires to issue and sell to the Buyer, and the Buyer desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS AND EXHIBITS

The foregoing recitals are true and correct and, together with the Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1	“Assets” means all of the properties and assets of the Company and its subsidiaries, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.2
“Certificate of Designation” means that Series A Convertible Preferred Stock Certificate of Designation to be filed by the Company with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit A.

2.3	“Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.4	“Common Shares” means the 4,484,305 shares of Common Stock contemplated to be purchased by the Buyer hereunder.

2.5    “Common Stock” means the Company’s common stock, $0.001 par value per share.

2.6
“Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner or to achieve a specific result.

2.7
“Contract” means any written contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.8	“Conversion Shares” means the shares of Common Stock issuable upon conversion or redemption of the Preferred Stock as set forth in the Certificate of Designation.

2.9	“Dividend Shares” means the shares of Common Stock issuable as payment of dividends on the Preferred Stock as set forth in the Certificate of Designation.

2.10
“Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.11	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.12	“Form 10-K” means the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2020.

2.13
“GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board and the SEC, in each case as of the date or period at issue, and as applied in the United States to U.S. companies.

2.14
“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.15	“Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.16	“Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority applicable to the Company.

2.17	“Leases” means all leases for real or personal property.

2.18
“Material Contract” means any Contract to which the Company is a party or by which it is bound, and which has been filed as an exhibit to the Form 10-K pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated by the SEC.

2.19
“Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.20	“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.21	“Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.22
“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.23
“Preferred Stock” means 40,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, issued at the Preferred Stock Issue Price, having the rights, preferences and privileges as set forth in the Certificate of Designation.

2.24	“Preferred Stock Issue Price” means $1,000 for each share of Preferred Stock.

2.25
“Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.26	“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.27	“Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.28	“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, between the Company and the Buyer, in the form of Exhibit B attached hereto.

2.29	“Rule 144” means Rule 144 promulgated under the Securities Act, as may be amended or interpreted from time to time.

2.30	“SEC” means the U.S. Securities and Exchange Commission.

2.31	“SEC Documents” shall have meaning given to such term in Section 6.5 herein.

2.32	“Securities” means collectively, the Common Shares, Preferred Stock, Conversion Shares and Dividend Shares.

2.33	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.34
“Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, Real Property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever; (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever; or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.35	“Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.36	“Transaction Documents” means this Agreement, the exhibits and schedules attached hereto, and the Registration Rights Agreement executed in connection with the transactions contemplated hereunder.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” refer to the Exhibits annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; and (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE

4.1 Sale and Issuance of the Common Shares and Preferred Stock. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase, and the Company agrees to sell and issue to the Buyer, (i) the Common Shares at a per share purchase price of $15.61 for an aggregate purchase price of $70,000,001.05, and (ii) the Preferred Stock for at a per share purchase price of $1,000, for an aggregate purchase price of $40,000,000.00 (collectively, the “Purchase Price”).

4.2 Closing. The purchase, sale and issuance of the shares of Common Shares and Preferred Stock hereunder (the “Closing”) shall take place remotely via the exchange of documents and signatures, no later than the third business day following the execution of this Agreement, or such later date as mutually agreed to by the parties (the “Closing Date”), but in no event shall the Closing Date be later than the Termination Date. The Company and the Buyer agree that the Closing may occur via delivery of facsimiles, electronic copies (.pdf) or photocopies of the applicable documents.

4.3 Form of Payment; Delivery. At the Closing, the Buyer shall deliver to the Company the Purchase Price by wire transfer of immediately available funds, to a bank account designated by the Company. On the Closing Date, the Company shall irrevocably instruct American Stock Transfer & Trust Company, LLC to deliver to Buyer as soon as practicable evidence of the Buyer’s book-entry statement evidencing the Common Shares and the Preferred Stock. Notwithstanding the foregoing, at the Closing upon payment of the Purchase Price, Buyer shall be deemed to own the Common Shares and Preferred Stock.

ARTICLE V
BUYER’S REPRESENTATIONS AND WARRANTIES

The Buyer represents and warrants to the Company as of the date hereof and as of the Closing Date, that:

5.1 Investment Purpose. The Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

5.2.	Restrictions on Transfer. The Buyer understands that:

5.2.1.
the offer and sale Securities have not been and, other than as contemplated by the Registration Rights Agreement, are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Buyer may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless and until (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act, as contemplated by the Registration Rights Agreement; (ii) the Buyer has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144;

5.2.2.
any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

5.2.3.
except as contemplated in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the resale of the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

5.3.	The Buyer acknowledges that a legend will be placed on the certificates and book entries representing the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

5.4.	Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act.

5.5.
Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

5.6.
Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information the Buyer deemed material to making an informed investment decision regarding its purchase of the Common Shares and Preferred Stock hereunder, which have been requested by the Buyer. The Buyer acknowledges that it may retrieve all SEC Documents from such website and the Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Without limiting the foregoing, the Buyer has carefully considered the potential risks relating to the Company and a purchase of the Common Shares and Preferred Stock hereunder, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Buyer’s entire investment. Among other things, the Buyer has carefully considered each of the risks described under the heading “Risk Factors” in the Form 10-K.

5.7.
No Governmental Review. The Buyer understands that no U.S. federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.8.
Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.9.
No General Solicitation. The Buyer is not purchasing any Securities as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertisement. The Buyer represents that it has a relationship with the Company preceding the offering of the Securities hereunder.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Buyer as of the date hereof and as of the Closing Date.

6.1.
Organization. The Company and its subsidiaries are entities duly organized, validly existing and in good standing under the Laws of the respective jurisdictions in which they are incorporated. The Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and each of the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation or entity in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification, except to the extent that failure to so qualify would not reasonably be expected to result in a material adverse effect.

6.2.
Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, and the performance by the Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Company and its board of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of the Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s Obligations hereunder and thereunder, or to issue the Securities, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the SEC thereunder, state securities or blue sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or The Nasdaq Stock Market LLC (“Nasdaq”). This Agreement and each of the Transaction Documents have been duly and validly executed by the Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of the Company) and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.3.
No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not: (i) constitute a violation of or conflict with any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Material Contract; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any Judgment; (iv) assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, constitute a violation of, or conflict with, any Law (including U.S. federal and state securities Laws and the rules and regulations of the Principal Trading Market on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s Assets. The Company is not in violation of its certificate of incorporation, bylaws or other organizational or governing documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Material Contract, except to the extent as would not be reasonably expected to have a material adverse effect. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Common Shares and Preferred Stock in accordance with the terms hereof. Except with respect to Nasdaq’s review of the Listing of Additional Shares application, all Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

6.4.
Issuance of Securities. The Securities have been duly authorized and, when legally issued and fully paid for in accordance with the terms hereof or the Certificate of Designation, as the case may be, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and, assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, will be issued in compliance with all applicable U.S. federal and state securities Laws. Assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, the offer and sale by the Company of the Securities is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.5.
Capitalization. At the close of business on March 27, 2020 (the “Capitalization Date”), (i) 93,874,976 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held by the Company in its treasury, and (iii) no shares of Preferred Stock were issued or outstanding. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date.

6.6.
SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act and the Company has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC under the Exchange Act (all of the foregoing filed or furnished within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (except as such Financial Statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents). All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the Financial Statements is, or has been, required to be amended or updated under applicable Law (except as such Financial Statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents).

6.7.
Absence of Certain Changes. Since the date the last of the SEC Documents was filed with the SEC, there has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or the Company’s ability to consummate the transactions contemplated by the Transaction Documents.

6.8.
Absence of Litigation or Adverse Matters. Except as disclosed in the SEC Documents: (i) there is no material Proceeding before or by any Governmental Authority or any other Person, pending, or to the Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (ii) there is no material outstanding Judgment against or affecting the Company, its business or Assets; and (iii) the Company is not in material breach or violation of any Material Contract.

6.9.
Liabilities of the Company. The Company does not have any Obligations of a nature required by GAAP to be disclosed on a consolidated balance sheet of the Company, except: (i) as disclosed in the Financial Statements; or (ii) incurred in the Ordinary Course of Business since the date of the last Financial Statements filed by the Company with the SEC that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

6.10.
Title to Assets. The Company has good and marketable title to, or a valid license or leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same, other than restrictions on transfer or use arising under a license or Lease with respect to such Assets that, individually or in the aggregate, would not be reasonably expected to materially interfere with the purposes for which they are currently used and for the purposes for which they are proposed to be used. Except as would not have a material adverse effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.11.
Material Contracts. An accurate, current and complete copy of each of the Material Contracts is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof, except for any amendments to the Material Contracts which are not yet required to be filed under applicable Laws and which are not material to the Company. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of the Company, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto on or prior to the date hereof have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no written notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.12.
Compliance with Laws. Except as would not have a material adverse effect, (i) the Company is and at all times has been in material compliance with all Laws, and (ii) the Company has not received any notice from a Governmental Authority that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.13.
Intellectual Property. To the Company’s knowledge, the Company owns or possesses adequate and legally enforceable rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other material intellectual property rights necessary to conduct its business as now conducted. Except as would not reasonably be expected to have material adverse effect, the Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement.

6.14.
Labor and Employment Matters. The Company is not involved in any material labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good.

6.15.
Tax Matters. The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject or has requested extensions, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all material respects (except where the failure to file such Tax Returns would not, individually or in the aggregate, reasonably be expected to have a material adverse effect). Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes or where the failure to pay such Taxes would not be reasonably expected have a material adverse effect, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns or has requested extensions, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim except as would not have a material adverse effect.

6.16.
Permits. Except as would not be reasonably expected to have a material adverse effect, the Company possesses all Permits necessary to conduct its business as currently conducted, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in material compliance with the respective requirements of all such Permits.

6.17.
Illegal Payments. Neither the Company, nor any director or officer, or, to the knowledge of the Company, any employee, agent or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.18.
Related Party Transactions. Except as disclosed in the SEC Documents, and except for arm’s length transactions pursuant to which the Company makes or receives payments in the Ordinary Course of Business upon terms no less favorable than the Company (i) could obtain from third parties or (ii) offers to all employees of the Company, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no material Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or, to the Company’s knowledge, between any of them, relating to the Company and its business.

6.19.
Internal Accounting Controls; Disclosure Controls. Except as set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures intended to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

6.20.
Acknowledgment Regarding Buyer’s Purchase of the Common Shares and Preferred Stock. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer’s purchase of the Securities.

6.21.
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Principal Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Trading Market. The Company is in material compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof and the issuance of the Securities will not violate any such listing or maintenance requirements.

6.22.
Regulation M Compliance. The Company has not, and, to the Company’s knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

6.23.
Form S-3ASR Eligibility. The Company is currently eligible to register the Securities for resale by the Purchasers as an automatic shelf offering under Instruction I.D. of Form S-3 promulgated under the Securities Act.

6.24.
Certain Fees. Except for those amounts payable to Goldman Sachs & Co. LLC, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Buyer shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

ARTICLE VII
COVENANTS

7.1.	Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Articles VIII and IX of this Agreement.

7.2.	Affirmative Covenants.

7.2.1.
Reporting Status; Listing. Until the earlier of five (5) years from the date hereof or when any of the Securities are no longer held by the Buyer, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, if not otherwise publicly available, to provide a copy thereof to the Buyer upon request; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination unless in connection with a Sale Event (as defined below); (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any of the Common Shares, Conversion Shares or Dividend Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, FINRA and such other Governmental Authorities, as applicable.

7.2.2.
Rule 144. With a view to making available to the Buyer the benefits of Rule 144, or any similar rule or regulation of the SEC that may at any time permit the Buyer to sell any of the Common Shares, Conversion Shares and Dividend Shares to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the Closing Date, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the six (6) months preceding the Closing Date (or for such shorter period that the Company was required to file such reports) other than Form 8-K reports; (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined); and (iv) if the Company has, at any time, been an issuer defined as a Shell Company, the Company has: (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date; and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description set forth under Rule 144(i)(1)(i). In addition, until the earliest of (x) five (5) years from the date hereof, (y) when the Common Shares, Conversion Shares and Dividend Shares are eligible for sale pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(i), or (z) the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition involving the Company with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions (such transactions described in this clause (z), a “Sale Event”), the Company shall, at its sole expense:

7.2.2.1.	make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

7.2.2.2.
furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act; and (B) such other information as may be reasonably requested by the Buyer to permit the Buyer to sell any Common Shares, Conversion Shares or Dividend Shares issued hereunder pursuant to Rule 144 without limitation or restriction; and

7.2.2.3.
promptly at the request of the Buyer, upon the Buyer’s providing customary supporting documentation, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from the Buyer of a certificate (a “Rule 144 Certificate”) certifying that the Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Common Shares, Conversion Shares and Dividend Shares which the Buyer proposes to sell (the “Securities Being Sold”) is not less than six (6) months and such sale otherwise complies with the requirements of Rule 144, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel, the transfer agent is to effect the transfer of the Securities Being Sold and issue to the Buyer or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such Securities Being Sold on the transfer agent’s books and records or, at the Buyer’s option, the Securities Being Sold shall be transmitted by the transfer agent to the Buyer by crediting the account of the Buyer’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the transfer agent is then a participant in such system. In this regard, upon the Buyer’s request, the Company shall have an affirmative obligation at its expense to cause its counsel to promptly issue to the transfer agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold were or may be sold, as applicable, pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the transfer agent requires any additional documentation in connection with any proposed transfer by the Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities Being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Company’s expense.

7.3.
Reservation of Common Stock. The Company shall reserve and keep available at all times during which the Preferred Stock remains outstanding, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and Dividend Shares as set forth in the Certificate of Designation.

7.4.	Use of Proceeds. The Company shall use the net proceeds from the sale of the Common Shares and Preferred Stock for working capital and general corporate purposes.

7.5.
Fees and Expenses. The Company and the Buyer shall each be liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of the Transaction Documents, including, without limitation, legal and consultants’ fees and expenses; provided that the Company will reimburse the Buyer for its reasonable and documented legal fees and expenses related hereto in an aggregate amount of up to $50,000.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Common Shares and Preferred Stock to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1.	The Buyer shall have executed the Transaction Documents that require the Buyer’s execution, and delivered them to the Company.

8.2.	The Company shall have received the Purchase Price by wire transfer of immediately available funds.

8.3.	The Company shall have received notice that Nasdaq has completed its review of the Company’s Listing of Additional Shares application with respect to the offer and sale of the Securities.

8.4.
The Buyer’s representations and warranties shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

8.5.
No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE IX
CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Common Shares and Preferred Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1	The Company shall have executed and delivered the Transaction Documents and delivered the same to the Buyer.

9.2.
The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect.

9.3.
The Company shall have delivered to the Buyer a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) days of the Closing Date.

9.4.
The Company shall have delivered to the Buyer a certificate or other reasonably acceptable evidence evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State of the State of Washington, as of a date within ten (10) days of the Closing Date.

9.5.	The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware.

9.6.	The Company shall have obtained all governmental, regulatory or third-party consents and approvals necessary for the sale of the Common Shares and Preferred Stock.

9.7.
No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

9.8.
Trading in the Common Stock shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company or general suspensions of trading affecting all issuers listed on the Principal Trading Market) at any time since the date of execution of this Agreement; and the Principal Trading Mark shall have raised no objections to the consummation of the transactions contemplated by the Transaction Documents.

9.9.	Since the date of execution of this Agreement, no event or series of events shall have occurred that resulted, or could reasonably be expected to result, in a material adverse effect.

ARTICLE X
TERMINATION

10.1 Termination. This Agreement may be terminated prior to Closing (i) by written agreement of the Buyer and the Company or (ii) by either the Company or the Buyer upon written notice to the other, if the Closing shall not have taken place by April 15, 2020 (the “Termination Date”); provided that the party terminating the Agreement under this Section 10.1(ii) may not be in breach of Section 7.1 at the time of delivering notice of such termination.

10.2 Consequences of Termination. No termination of this Agreement shall release any party from any liability for breach by such party of the terms and provisions of this Agreement or the other Transaction Documents.

ARTICLE XI
MISCELLANEOUS

11.1 Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Redfin Corporation Attn: General Counsel 1099 Stewart Street, Suite 600 Seattle, Washington 98101 Email: anthony.kappus@redfin.com

With a copy to:	Fenwick & West LLP 1191 Second Avenue, 10th Floor Seattle, Washington 98101 Attention: Alan Smith James Evans Email: acsmith@fenwick.com jevans@fenwick.com

If to the Buyer:	Durable Capital Master Fund LP c/o Durable Capital Partners LP 5425 Wisconsin Avenue Chevy Chase, MD 20815 Attn: Julie Jack, General Counsel

With a copy to:	Greenberg Traurig, LLP One International Place, Suite 2000 Boston, Massachusetts 02110 Attention: Bradley Jacobson Elizabeth Fraser Email: jacobsonb@gtlaw.com frasere@gtlaw.com unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a business day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2 Entire Agreement. This Agreement, including the Exhibits attached hereto and the documents delivered pursuant hereto, including the Transaction Documents, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein and in the Transaction Documents.

11.3 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of the Buyer. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

11.5 Amendment. Except as specifically set forth herein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer. Any amendment to any provision of this Agreement made in conformity with the provisions of this Section 11.5 shall be binding on the Buyer and holders of Securities. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

11.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.7  Execution. This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. A digital or electronic reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

11.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.9 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. Nothing contained herein shall be deemed or operate to preclude the Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Buyer, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Buyer. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

11.11 Survival. The representations, warranties and covenants contained herein shall survive the Closing.

11.12 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

11.13 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

11.14 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.15 WAIVER OF JURY TRIAL. THE BUYER AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYER AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER TO PURCHASE THE COMMON SHARES AND THE PREFERRED STOCK.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY

REDFIN CORPORATION

By: /s/ Chris Nielsen
Name: Chris Nielsen
Title: Chief Financial Officer

[Company's Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

BUYER

DURABLE CAPITAL MASTER FUND LP

By: Durable Capital Partners LP, as investment manager

By: /s/ Michael Blandino
Name: Michael Blandino
Title: Authorized Representative

[Buyer’s Signature Page to Securities Purchase Agreement]